UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2014

EASTMAN CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12626	62-1539359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 5, 2014, Eastman Chemical Company (the “Company”) completed its previously announced acquisition of Taminco Corporation (“Taminco”), through the merger (the “Acquisition”) of Stella Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with and into Taminco, with Taminco surviving the merger and becoming a wholly-owned subsidiary of the Company. The Acquisition was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 11, 2014, by and among the Company, Merger Sub and Taminco.

At the effective time of the Acquisition (the “Effective Time”), each share of Taminco common stock issued and outstanding immediately prior to the Effective Time (other than shares pursuant to which dissenters’ rights have been properly exercised) was canceled and converted automatically into the right to receive, in accordance with the terms of the Merger Agreement, $26.00 in cash (the “Acquisition Consideration”).

Also at the Effective Time, each outstanding option to acquire shares of Taminco common stock issued under any of Taminco’s equity incentive plans, whether or not then vested, was converted into the right to receive, in cash and for each share of Taminco common stock subject to such option, the amount by which the value of the Acquisition Consideration exceeded such option’s exercise price.

The foregoing description of the Acquisition is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 17, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A portion of the cash component of the purchase price paid in the Acquisition was funded from borrowings, on December 5, 2014, of $1.0 billion under the Company’s previously announced Five-Year Senior Term Loan Credit Agreement, dated October 9, 2014, by and among the Company, the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith as joint lead arrangers, Bank of America, N.A., as documentation agent, and JPMorgan Chase Bank, N.A., as syndication agent (the “Term Loan”).

Additional information and details regarding the Term Loan are contained in Item 1.01 of the Company’s Current Report on Form 8-K filed on October 15, 2014, and the foregoing description of the Term Loan is qualified in its entirety by reference to the Five-Year Senior Term Loan Credit Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 15, 2014.

Item 7.01. Regulation FD Disclosure.

On December 5, 2014, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

In addition, also in connection with the completion of the Acquisition, Taminco repaid all amounts outstanding under its senior credit facility and, on December 5, 2014, Taminco Global Chemical Corporation, a wholly-owned subsidiary of Taminco (“Taminco Global”), issued a notice of redemption to the holders of all of Taminco Global’s 9.75% Second-Priority Senior Secured Notes due 2020 (the “Notes”) and satisfied and discharged its obligations under the indenture relating to the Notes.

A copy of the press release issued by the Company announcing Taminco Global’s redemption of the Notes is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of Taminco required to be filed pursuant to this Item 9.01(a) will be filed with the Securities and Exchange Commission (“SEC”) by amendment to this Current Report on Form 8-K no later than February 20, 2015 (71 calendar days after the date on which this Current Report on Form 8-K is filed).

(b) Pro Forma Financial Information.

The financial statements required to be filed pursuant to this Item 9.01(b) will be filed with the SEC by amendment to this Current Report on Form 8-K no later than February 20, 2015 (71 calendar days after the date on which this Current Report on Form 8-K is filed).

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press release dated December 5, 2014.

99.2	Press release dated December 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

By:	/s/ Brian L. Henry
	Name:	Brian L. Henry
	Title:	Senior Counsel & Assistant Secretary

Date: December 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 5, 2014.

99.2	Press release dated December 5, 2014.